CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in this Registration Statement of PHSB Financial Corporation on Form S-8 of our report dated January 16, 2004, appearing in the Annual Report on Form10-KSB of PHSB Financial Corporation for the year ended December 31, 2003.



/s/S.R. Snodgrass, A.C.

Wexford, PA
March 18, 2004